UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 21, 2014


                           TRIDENT BRANDS INCORPORATED
             (Exact name of registrant as specified in its charter)

          Nevada                      000-53707                   20-1367322
(State or other jurisdiction         (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)

Third Floor, Olde Towne Marina, Sandyport Nassau, Bahamas          SP-63777
      (Address of principal executive offices)                    (Zip Code)

        Registrant's telephone number, including area code 888.593.0181

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICER; ELECTION OF DIRECTORS;
          APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective March 21st, 2014, Trident Brands Incorporated (the "Company") appointed the following individuals as officers and directors:

Donald MacPhee was appointed to the Company's Board of Directors, Chairman of the Audit Committee and as a member of the Corporate Governance Committee.

Scott Chapman was appointed to the Company's Board of Directors, Chairman of the Corporate Governance Committee, member of the Audit Committee and member of the Compensation Committee.

Mike Browne was appointed as President.

Peter Salvo was appointed as Controller.

Mark Holcombe resigned as Chief Executive Officer, President, Secretary and Treasurer, and has been appointed as Chairman of the Board of Directors and Chairman of the Compensation Committee. Mr. Holcombe's resignation as Chief Executive Officer, President, Secretary and Treasurer was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

DONALD MACPHEE - DIRECTOR, CHAIRMAN OF AUDIT COMMITTEE, MEMBER OF CORPORATE GOVERNANCE COMMITTEE

Donald (Don) MacPhee, (Age 52), is a partner of Continental Ingredients (CI). Mr. MacPhee co-founded CI in 1994 and played a major role in taking the company from $650,000 in revenue to over $50 million today. He has over 30 years of experience in the food and beverage ingredient industry. Don has worked closely with major North American food and beverage manufacturers to develop new products for their portfolios.

Don will be providing guidance to the Trident Board relating to product development, sourcing, and supply chain management of the various products they will be launching within the Trident Brands portfolio.

Mr. McPhee holds a business administration and marketing degree from St. Lawrence College.

SCOTT CHAPMAN - DIRECTOR, CHAIRMAN OF CORPORATE GOVERNANCE COMMITTEE, MEMBER OF AUDIT COMMITTEE

Scott Chapman, (Age 50), is an investment professional with over 20 years of experience both in Canada and internationally. He has acted as senior vice president with Verdmont Capital (Panama City, Panama), [2008-2011]; senior partner with Lines Overseas Management (Bermuda, Bahamas), [1998-2006]; and in institutional, retail sales with Midland Walwyn (Montreal, Quebec), [1988-1997].

Across numerous financial sectors, Mr. Chapman's responsibilities have included corporate finance, venture capital, institutional and retail sales.

Mr. Chapman is a native of Montreal, Quebec educated at Concordia University and has recently returned to Montreal after 10 years of working in Bermuda, the Bahamas and Panama.

MICHAEL BROWNE - PRESIDENT

Michael (Mike) Browne, (Age 52) is a sales and marketing professional with a leadership resume in industry-leading consumer products companies: Kellogg, Frito-Lay, Mars Inc., MillerCoors. Mike has managed power brands in the categories of: ready to eat cereal, salty snacks, confectionery, mainstream and specialty beer. He has over 25 years' business experience spanning both North American and international markets.

Mr. Browne holds degrees from The University of Western Ontario's Richard Ivey School of Business (HBA) and The University of British Columbia Business School
(MBA). He has lived in the US for the past 14 years and lives in Milwaukee, Wisconsin.

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
PETER SALVO - CONTROLLER

Peter Salvo, (Age 59), is a professional accountant with over 25 years of experience in manufacturing, most notably in the automotive industry. He has served in many capacities, most recently as controller and finance manager with MSSC (Meritor Suspension Systems Company) for 14 years. He has also worked for Rockwell International for 11 years as Manager of Financial Analysis. Mr. Salvo has extensive financial management experience and served as a key member of various management teams. His experience includes development of business operating plans, preparation of sales and profit projections and monitoring of results, preparation of monthly financial statements and variance analysis, cash flow forecasts, standard costing and inventory controls, capital expenditure and cost benefit analysis, implementation of internal controls and safeguarding of assets.

Mr. Salvo received his CMA designation in 1985 and holds a BComm from McMaster University. He also has a DFA-Distinguished Financial Advisor designation-Tax Services Specialist.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                        Description
-----------                        -----------

  10.1        Employment agreement - Michael Browne and Trident Brands
              Incorporated


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIDENT BRANDS INCORPORATED


/s/ Mark Holcombe
----------------------------------
Mark Holcombe
Chairman and Director

Date: March 21, 2014


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